UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2020

AMERICAN AIRLINES GROUP INC.
AMERICAN AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
Delaware	1-2691	13-1502798
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Skyview Drive, Fort Worth, Texas	76155
1 Skyview Drive, Fort Worth, Texas	76155
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(817)
963-1234
(817)
963-1234
N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AAL	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule
12b-2
of the Securities Exchange Act of 1934.
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
American Airlines Group Inc. (the “Company”) announced on April 14, 2020 that it had received a summary term sheet from the United States Department of Treasury (“Treasury”) for the payroll financial assistance program (the “Payroll Support Program”) provided pursuant to the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”).
On April 20, 2020 (the “PSP Closing Date”), American Airlines, Inc. (“AAI”), Envoy Air Inc. (“Envoy”), Piedmont Airlines, Inc. (“Piedmont”) and PSA Airlines, Inc. (“PSA” and together with AAI, Envoy and Piedmont, the “Subsidiaries”), each a wholly-owned subsidiary of the Company, entered into a Payroll Support Program Agreement (the “PSP Agreement”) with Treasury, with respect to the Payroll Support Program. In connection with its entry into the PSP Agreement, on the PSP Closing Date the Company also entered into a Warrant Agreement (the “Warrant Agreement”) with Treasury, and the Company issued a promissory note to Treasury (the “Promissory Note”), with the Subsidiaries as guarantors (the “Guarantors”).
Payroll Support Program Agreement
Pursuant to the PSP Agreement, Treasury is to provide to the Company financial assistance to be paid in installments (each, an “Installment”) expected to total in the aggregate approximately $5,815 million. The first Installment, in the amount of approximately $2,907 million (representing 50% of the current expected total) was disbursed by Treasury on April 21, 2020, and the Company currently anticipates receiving three additional Installments from May to July 2020.
In connection with the Payroll Support Program, the Company is required to comply with the relevant provisions of the CARES Act, including the requirement that funds provided pursuant to the PSP Agreement be used exclusively for the continuation of payment of employee wages, salaries and benefits, the requirement against involuntary furloughs and reductions in employee pay rates and benefits through September 30, 2020, the requirement that certain levels of commercial air service be maintained and the provisions that prohibit the repurchase of the Company’s common stock, $0.01 par value per share (the “Common Stock”), and the payment of common stock dividends through September 30, 2021, as well as those that restrict the payment of certain executive compensation until March 24, 2022. The PSP Agreement also imposes substantial reporting obligations on the Company and the Subsidiaries.
Payroll Support Program Promissory Note
As compensation to the United States Government for the provision of financial assistance under the PSP Agreement, the Company issued the Promissory Note to Treasury, which provides for the Company’s unconditional promise to pay to Treasury the initial principal sum of approximately $842.2 million, subject to an increase equal to 30% of the amount of each additional Installment disbursed under the PSP Agreement after the PSP Closing Date, and the guarantee of the Company’s obligations by the Guarantors. Assuming the total Installments to be paid pursuant to the PSP Agreement aggregate approximately $5,815 million, the Promissory Note will have a total principal sum of approximately $1,714 million.
The Promissory Note bears interest on the outstanding principal amount at a rate equal to 1.00% per annum until the fifth anniversary of the PSP Closing Date and 2.00% plus an interest rate based on the secured overnight financing rate per annum or other benchmark replacement rate consistent with customary market conventions (but not to be less than 0.00%) thereafter until the tenth anniversary of the PSP Closing Date (the “Maturity Date”), and interest accrued thereon will be payable in arrears on the last business day of March and September of each year, beginning on September 30, 2020. The aggregate principal amount outstanding under the Promissory Note, together with all accrued and unpaid interest thereon and all other amounts payable under the Promissory Note, will be due and payable on the Maturity Date.

The Company may, at any time and from time to time, voluntarily prepay amounts outstanding under the Promissory Note, in whole or in part, without penalty or premium. Within 30 days of the occurrence of certain change of control triggering events, the Company is required to prepay the aggregate outstanding principal amount of the Promissory Note at such time, together with any accrued interest or other amounts owing under the Promissory Note at such time.
The Promissory Note is the Company’s senior unsecured obligation and each guarantee of the Promissory Note is the senior unsecured obligation of each of the Guarantors, respectively.
The Promissory Note contains events of default, including cross-default with respect to acceleration or failure to pay at maturity other material indebtedness. Upon the occurrence of an event of default and subject to certain grace periods, the outstanding obligations under the Promissory Note may, and in certain circumstances will automatically, be accelerated and become due and payable immediately.
Payroll Support Program Warrant Agreement and Warrants
As compensation to the United States Government for the provision of financial assistance under the PSP Agreement, and pursuant to the Warrant Agreement, the Company has agreed to issue warrants (each a “PSP Warrant” and, collectively, the “PSP Warrants”) to Treasury to purchase up to an aggregate of 13,703,876 shares (the “Warrant Shares”) of the Common Stock. The exercise price of the Warrant Shares is $12.51 per share (which was the closing price of the Common Stock on The Nasdaq Global Select Market on April 9, 2020) (the “Exercise Price”) subject to certain anti-dilution provisions provided for in the PSP Warrant.
Pursuant to the Warrant Agreement, (a) on the PSP Closing Date, the Company issued to Treasury a PSP Warrant to purchase up to an aggregate of approximately 6,732,034 shares of Common Stock based on the terms described herein and (b) on the date of each increase of the principal amount of the Promissory Note in connection with the disbursement of an additional Installment under the PSP Agreement, the Company will issue to Treasury an additional PSP Warrant for a number of shares of Common Stock equal to 10% of such increase of the principal amount of the Promissory Note, divided by the Exercise Price. Assuming the total Installments to be paid pursuant to the PSP Agreement aggregate approximately $5,815 million, the total number of Warrant Shares issuable is 13,703,876, subject to certain anti-dilution provisions, including, among others, for below market issuances and payment of dividends, provided for in the PSP Warrants.
The PSP Warrant does not have any voting rights and is freely transferrable, with registration rights. Each PSP Warrant expires on the fifth anniversary of the date of issuance of such PSP Warrant. The PSP Warrants will be exercisable either through net share settlement or cash, at the Company’s option.
The PSP Warrants issued under the Warrant Agreement are issued pursuant to an exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) as transactions not involving a public offering. Any issuance of Common Stock upon exercise of the PSP Warrants will be exempt as an exchange by the Company exclusively with its security holders eligible for exemption under Section 3(a)(9) of the Securities Act.
The PSP Warrant was issued solely as compensation to the United States Government related to entry into the PSP Agreement. No separate proceeds (apart from the financial assistance Installments described above) were received upon issuance of the PSP Warrant or will be received upon exercise thereof.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information provided in Item 1.01
under the caption “Payroll Support Program Promissory Note” is incorporated herein by reference to the extent responsive to Item 2.03.
ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES.
The information provided in Item 1.01 under the caption, “Payroll Support Program Warrant Agreement and Warrants” is incorporated herein by reference to the extent responsive to Item 3.02.
Cautionary Statement Regarding Forward-Looking Statements
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth in the Company’s Annual Report on Form
10-K
for the year ended December 31, 2019 (especially in Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations), and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. There may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. In particular, the consequences of the coronavirus outbreak to economic conditions and the travel industry in general and the financial position and operating results of our company in particular have been material, are changing rapidly, and cannot be predicted. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Airlines Group Inc.

Date: April 22, 2020	By:	/s/ Derek J. Kerr
Derek J. Kerr
Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Airlines, Inc.

Date: April 22, 2020	By:	/s/ Derek J. Kerr
Derek J. Kerr
Executive Vice President and Chief Financial Officer